Baker & McKenzie LLP is a member of Baker & McKenzie International, a Swiss Verein. Baker & McKenzie LLP 300 East Randolph Street, Suite 5000 Chicago, IL 60601 United States Tel: +1 312 861 8000 Fax: +1 312 861 2899 www.bakermckenzie.com Asia Pacific Bangkok Beijing Hanoi Ho Chi Minh City Hong Kong Jakarta* Kuala Lumpur* Manila* Melbourne Shanghai Singapore Sydney Taipei Tokyo Europe, Middle East & Africa Abu Dhabi Almaty Amsterdam Antwerp Bahrain Baku Barcelona Berlin Brussels Budapest Cairo Casablanca Doha Dusseldorf Frankfurt/Main Geneva Istanbul Johannesburg Kyiv London Luxembourg Madrid Milan Moscow Munich Paris Prague Riyadh Rome St. Petersburg Stockholm Vienna Warsaw Zurich Latin America Bogota Brasilia* Buenos Aires Caracas Guadalajara Juarez Mexico City Monterrey Porto Alegre* Rio de Janeiro* Santiago Sao Paulo* Tijuana Valencia North America Chicago Dallas Houston Miami New York Palo Alto San Francisco Toronto Washington, DC * Associated Firm Exhibit 8.1 March 7, 2017 Physicians Realty Trust 309 N. Water Street Suite 500 Milwaukee, WI 53202 RE: Physicians Realty Trust Qualification as Real Estate Investment Trust Ladies and Gentlemen: We have acted as U.S. federal income tax counsel for Physicians Realty Trust, a Maryland real estate investment trust (the “Trust”), and Physicians Realty L.P., a Delaware limited partnership (the “Operating Partnership” and together with the Trust, the “Opinion Parties”) in connection with the issuance and sale (the “Offering”) of the Operating Partnership’s 4.300% Senior Notes due 2027 (the “Notes”) with an aggregate principal amount of $400,000,000, which are fully and unconditionally guaranteed by the Trust. The Offering is being made pursuant to the Company’s Registration Statement on Form S-3ASR (File No. 333-216214), as amended through the date hereof (the “Registration Statement”), that was filed on behalf of the Opinion Parties with the Securities and Exchange Commission (the “SEC”). You have requested our opinion regarding certain U.S. federal income tax matters. In connection with the opinions rendered below, we have examined the following: 1) the Trust’s Declaration of Trust; 2) the Trust’s Bylaws; 3) the Registration Statement; 4) the prospectus relating to the offering of securities of the Opinion Parties that forms a part of and is included in the Registration Statement (the “Base Prospectus”) as supplemented by the prospectus supplement dated March 2, 2017 relating to the Offering (the “Prospectus Supplement,” and the Base Prospectus together with the Prospectus Supplement, the “Prospectus”); and 5) such other documents as we have deemed necessary or appropriate for purposes of this opinion.

2 In connection with the opinions rendered below, we have assumed generally that: 1) Each of the documents referred to above has been duly authorized, executed and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended. 2) During the Trust’s fiscal years ended December 31, 2013, December 31, 2014, December 31, 2015 and December 31, 2016 and subsequent fiscal years, the Trust, the partnerships and the corporations in which the Trust owns an interest (respectively, the “Partnerships” and “Corporations”) have operated and will continue to operate in such a manner that makes and will continue to make the factual representations contained in a certificate, dated as of the date hereof and executed by a duly appointed officer of the Trust (the “Officer’s Certificate”), true for such years. 3) No amendments to the organizational documents of the Trust, the Partnerships and the Corporations will be made after the date of this opinion that would affect the Trust’s qualification as a real estate investment trust (a “REIT”) for any taxable year. 4) No action will be taken by the Trust, the Partnerships or the Corporations after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based. In connection with the opinions rendered below, we also have relied upon the correctness of the factual representations contained in the Officer’s Certificate. After reasonable inquiry, we are not aware of any facts inconsistent with the factual representations set forth in the Officer’s Certificate. Based on the documents and assumptions set forth above, the representations set forth in the Officer’s Certificate, the factual matters in the discussion in the Prospectus under the caption “Material U.S. Federal Income Tax Considerations,” we are of the opinion that: a) the Trust qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), for its fiscal years ended December 31, 2013, December 31, 2014, December 31, 2015 and December 31, 2016, and the Trust’s organization and current method of operation will enable it to continue to qualify to be taxed as a REIT for its current fiscal year ending

3 December 31, 2017 and in the future; b) he statements contained in the Prospectus under the caption “Material U.S. Federal Income Tax Considerations” and the statements contained in the Prospectus Supplement under the caption “Supplemental U.S. Federal Income Tax Considerations,” insofar as such statements constitute matters of law, summaries of legal matters, or legal conclusions, have been reviewed by us and fairly present and summarize, in all material respects, the matters referred to therein. We will not review on a continuing basis the Trust’s compliance with the documents or assumptions set forth above, or the representations set forth in the Officer’s Certificate. Accordingly, no assurance can be given that the actual results of the Trust’s operations for its fiscal year ending December 31, 2017, and subsequent fiscal years, will satisfy the requirements for qualification and taxation as a REIT. We also note that the tax consequences addressed herein depend upon the actual occurrence of events in the future, which events may or may not be consistent with any representations or covenants made to us for purposes of this opinion. In particular, the qualification and taxation of the Trust as a REIT for U.S. federal income tax purposes depend upon the Trust’s ability to meet, on a continuing basis, certain distribution levels, diversity of stock ownership, and the various qualification tests imposed by the Code. To the extent that the facts differ from those represented to or assumed by us herein, our opinion should not be relied upon. Our opinion is based on existing law as contained in the Code, final and temporary Treasury Regulations promulgated thereunder, administrative pronouncements of the Internal Revenue Service (the “IRS”) and court decisions as of the date hereof. The provisions of the Code and the Treasury Regulations, IRS administrative pronouncements and case law upon which this opinion is based could change at any time, possibly with retroactive effect. In addition, some of the issues under existing law that could significantly affect our opinion have not yet been authoritatively addressed by the IRS or the courts, and our opinion is not binding on the IRS or the courts. Hence, there can be no assurance that the IRS will not challenge, or that the courts will agree, with our conclusions. We have acted as U.S. federal income tax counsel to the Opinion Parties with respect to the filing of the Prospectus. The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other U.S. federal tax matters or to any issues arising under the tax laws of any other

4 country, or any state or locality. We have also not considered any non-tax matters. We undertake no obligation to update the opinions expressed herein after the date of this letter. We hereby consent to the filing of this opinion as an exhibit to the Prospectus Supplement to be filed with the SEC and the use of the name of our firm therein. In giving this consent, we do not acknowledge that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC. Very truly yours, /s/ Baker & McKenzie LLP